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                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF ALSTON & BIRD LLP]


                                 July 17, 2001


Saks Credit Corporation
140 Industrial Drive
Elmhurst, Illinois  60126

     Re:  Saks Credit Card Master Trust --
          Class A Floating Rate Asset Backed Certificates, Series 2001-2 Class B Floating Rate Asset Backed Certificates, Series 2001-2

Ladies and Gentlemen:

          We have acted as special Federal tax counsel to Saks Credit Corporation (as successor to Proffitt's Credit Corporation) (the "Transferor") in connection with the offering of the Class A Floating Rate Asset Backed Certificates, Series 2001-2 (the "Class A Certificates") and the Class B Floating Rate Asset Backed Certificates, Series 2001-2 (the "Class B Certificates," and, together with the Class A Certificates, the "Offered Certificates"), representing undivided interests in the Saks Credit Card Master Trust (the "Trust"). The Offered Certificates will be issued pursuant to a Master Pooling and Servicing Agreement, dated as of August 21, 1997 (as amended and supplemented, the "Pooling and Servicing Agreement"), and the Series 2001-2 Supplement thereto, dated as of July 17, 2001 (the "Series 2001-2 Supplement"), each by and among the Transferor, Saks Incorporated (formerly named "Proffitt's, Inc."), as Servicer, and Wells Fargo Bank Minnesota, National Association (formerly named "Norwest Bank Minnesota, National Association"), as Trustee. We also are familiar with the Prospectus dated July 6, 2001 (the "Prospectus") filed as part of the Registration Statement on Form S-3, File No. 333-94241 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"), as supplemented by the Prospectus Supplement thereto dated July 11, 2001 (the "Prospectus Supplement"), relating to the offering of the Offered Certificates.

          We have examined the Pooling and Servicing Agreement and the Series 2001-2 Supplement, together with the Prospectus and Prospectus Supplement. We also have
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examined and relied upon such other records, documents and other instruments that in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. This opinion is limited to the Offered Certificates and the facts existing as of the date hereof, and we have no duty to update this opinion. Any future changes in facts or laws, including the issuance of any other interest in the Trust, could change this opinion and the discussions contained in the Prospectus and the Prospectus Supplement. In such examination, we have assumed the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

          Based upon and subject to the foregoing, we hereby confirm that the statements relating to the Offered Certificates set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences of the Offered Certificates," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, and subject to the qualifications, exceptions and limitations contained herein and therein, are correct in all material respects as of the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to this Firm in the Prospectus and in the Prospectus Supplement. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              ALSTON & BIRD LLP


                              By:    /s/ Terrence J. Greene
                                   ----------------------------
                                   Terrence J. Greene